Exhibit 99.1

FOR IMMEDIATE RELEASE

Vectrus and Vertex Complete Combination, Establishing V2X as a Leading Provider of Critical Mission Solutions Globally

MCLEAN, Va., July 5, 2022 – V2X, Inc. (NYSE: VEC) (“V2X” or the “Company”) today announced the successful completion of Vectrus’ combination with The Vertex Company (“Vertex”), creating a leading provider of critical mission solutions and support to defense clients globally. In connection with the closing, the Company was renamed V2X, Inc. The company will continue to trade on the New York Stock Exchange under the ticker “VEC” through July 7, 2022. Beginning at the open of business on July 8, 2022, V2X’s common stock will trade under the ticker symbol “VVX”.

V2X offers clients around the world a broad suite of technology and service capabilities to support national security readiness and modernization initiatives. As a larger, more diversified company, V2X delivers a comprehensive set of integrated solutions and critical service offerings across the operations and logistics, aerospace, training and technology markets to national security, defense, civilian and international clients.

“Today’s milestone establishes V2X as a leading global provider of mission-essential solutions,” said Chuck Prow, Chief Executive Officer of V2X. “Through this transformative combination, we created a company with the scale and ability to compete for large integrated business opportunities by providing full life-cycle support across the converged environment.”

Updated 2022 Guidance

V2X intends to provide second half 2022 guidance when it reports its financial results for the second quarter on August 9, 2022, after market close. Senior management will conduct a conference call at 4:30 p.m. ET that same day.

Board of Directors

The V2X Board of Directors is comprised of 11 members, with appointments effective at the closing of the transaction:

•	Six are continuing directors designated by Vectrus – Mary Howell, Melvin Parker, Eric Pillmore, Chuck Prow, Stephen Waechter and Phillip Widman;

•	Five have been designated by Vertex – Ed Boyington, Dino Cusumano, Lee Evangelakos, Joel Rotroff and Neil Snyder.

Ms. Howell will serve as Chairman of the Board.

Transaction Details

In connection with the close of the transaction, Vertex shareholders received approximately 18.6 million shares of Vectrus common stock. On a fully diluted basis, former Vertex stockholders own approximately 62% of V2X, while legacy Vectrus shareholders own approximately 38%, each as calculated at closing.

Advisors

Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Vectrus, and Skadden, Arps, Slate, Meagher & Flom LLP and Covington & Burling LLP are acting as legal counsel. Vectrus was also advised by Ernst & Young and Wolf Den Associates. RBC Capital Markets, LLC and Evercore are acting as financial advisors to Vertex, and Jones Day, Baker Botts LLP and Ropes & Gray LLP are acting as legal counsel. Vertex was also advised by Fairmont Consulting Group.

ABOUT V2X

V2X is a leading provider of critical mission solutions and support to defense clients globally, formed by the 2022 merger of Vectrus and Vertex to build on more than 120 combined years of successful mission support. The Company delivers a comprehensive suite of integrated solutions across the operations and logistics, aerospace, training and technology markets to national security, defense, civilian and international clients. Our global team of approximately 14,000 employees brings innovation to every point in the mission lifecycle, from preparation, to operations, to sustainment, as they tackle the most complex challenges with agility, grit and dedication.

FORWARD-LOOKING STATEMENTS

Certain material presented in this press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the possibility that anticipated benefits of the transaction may not be realized or may take longer to realize than expected; the possibility that costs related to the Company's integration of Vertex’s operations may be greater than expected and/or that revenues following the transaction may be lower than expected; the Company's business may suffer as a result of uncertainty surrounding the transaction and disruption of management’s attention due to the transaction; the outcome of any legal proceedings that are related to the transaction; the Company may be adversely affected by other economic, business, and/or competitive factors; the impact of legislative, regulatory, competitive and technological changes; the effect of the transaction on the ability of the Company to retain and maintain relationships with both Vectrus’s and Vertex’s customers, including the U.S. Government; other risks to the consummation of the mergers, including responses from customers and competitors to the transaction; the risk that the integration of Vertex may distract management from other important matters; results from the transaction may be different than those anticipated; statements about Vectrus’s 2022 performance outlook, five-year growth plan, revenue, DSO, contract opportunities, the impacts of COVID-19, and any discussion of future operating or financial performance.

Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Mike Smith, CFA
michael.smith@vectrus.com
(719) 637-5773

Or

Jim Golden / Scott Bisang / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

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